Exhibit 10.3

FINAL

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 31, 2009, by and between MANITEX LOAD KING, INC., a Michigan corporation with its principal offices at 7402 West 100th Place, Bridgeview, Illinois 60455 (“Company”), and GENIE INDUSTRIES, INC., a Washington corporation with its principal offices at 18340 NE 76th Street, Redmond, Washington (“Secured Party”).

W I T N E S S E T H:

WHEREAS, Company and Secured Party have entered into an Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”) whereby Secured Party has sold and Company has purchased substantially all of the operating assets and business operations of Secured Party’s specialized low-bed, heavy-haul, bottom-dump, and platform trailer manufacturing business conducted at the Facilities, as that term is defined in the Asset Purchase Agreement, (the “Business”); and

WHEREAS, in connection with the Asset Purchase Agreement, Company has delivered to Secured Party a certain promissory notes of Company in favor of Secured Party dated as of the date hereof, in the amount of (i) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the “Note”) and (i) Two Hundred Fifty Thousand Dollars ($250,000) (the “Manitex Stock Note”; and

WHEREAS, in order to induce Secured Party to enter into the Asset Purchase Agreement and accept the Note and the Manitex Stock Note, Company has agreed to execute and deliver to Secured Party this Security Agreement granting Secured Party a lien on and security interest in all of the Collateral and a Mortgage on certain real property in the State of South Dakota to secure the due observance and performance by Company of all agreements, conditions and obligations under the Note and the Manitex Stock Note.

NOW, THEREFORE, in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Creation of Security Interest. To secure prompt payment, performance and discharge in full of all of the covenants, agreements and obligations of the Company to be performed hereunder and under the Note and the Manitex Stock Note (collectively, the “Obligations”), Company hereby unconditionally and irrevocably grants to Secured Party a continuing security interest in, a lien upon, and assigns and transfers to Secured Party as collateral security for, all of the Company’s machinery and equipment (the “Collateral”).

2. Company Warranties. Company represents, warrants and covenants that: it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan; the execution, delivery and performance of this Security Agreement has been duly authorized by all necessary corporate action; it shall promptly and punctually (i) pay to Secured Party and perform all of the Obligations and (ii) perform all promises and covenants set forth in this Security Agreement; it is the owner of the Collateral; and it will not further sell, pledge, assign, transfer, lease, terminate rights inhering in or otherwise encumber or dispose of the Collateral without Secured Party’s prior written consent, except for sales of inventory in the ordinary course.

3. Covenants.

(a) Maintenance of Corporate Existence and Business. Company shall maintain its corporate existence, and all rights, qualifications and franchises necessary to continue its business as it is conducted and shall comply with all laws, rules, regulations, orders, judgments and agreements applicable to it, its property and the conduct of its business.

(b) Insurance. Company shall maintain insurance coverage by reputable insurance companies or associations reasonably acceptable to Secured Party, in such forms and amounts and against such hazards as are customary for companies engaged in similar businesses and owning and operating similar properties similarly situated, in at least the amount of the principal amount owed under the Note and naming Secured Party as additional insured and loss payee. Company shall provide Secured Party with copies of such policy or policies upon Secured Party’s written demand therefor.

(c) Pledge and Security Interest. Company shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral hereby granted to Secured Party except as provided otherwise herein. Company hereby agrees to defend the same against any and all persons whatsoever. Company shall safeguard and protect all Collateral for the account of Secured Party and make no disposition thereof other than in the ordinary course of business. At the request of Secured Party, Company will sign and deliver to Secured Party at any time or from time to time one or more further Financing Statements pursuant to the Uniform Commercial Code in form reasonably satisfactory to Secured Party. Secured Party will pay the cost of filing the same in all public offices wherever filing is, or is deemed by Secured Party to be, necessary to perfect the security interest created hereby. Company irrevocably authorizes Secured Party to prepare and file Financing Statements covering the Collateral in the State of Michigan. A carbon, photographic or other reproduction of this Agreement or of any Financing Statement shall be sufficient as a Financing Statement.

(d) [Intentionally Omitted.]

(e) Notice of Default, Litigation. Company shall promptly give notice in writing to Secured Party of the occurrence of (i) any Event of Default (as hereinafter defined), (ii) any material default, or (iii) any material dispute, litigation or proceedings affecting Company, if such litigation, proceeding or dispute would, if determined adversely to the Company, have a material adverse effect upon the financial condition of Company or the Collateral.

(f) Power of Attorney and Agency. To effectuate the terms and provisions of this Agreement, Company hereby designates and appoints Secured Party and its designees as attorney-in-fact of Company, with full power of substitution and with authority, on and after the occurrence and continuance of an Event of Default (as defined below): to execute proofs of claim and loss; to execute any endorsements or other instruments of conveyance or transfer; to institute any action or proceeding necessary for the recovery and collection of any moneys that may be due under insurance policies; to discharge, compound, adjust, compromise or release any claims under insurance policies; to execute releases; to endorse Company’s name on any checks, notes, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession in connection with the Collateral, and to do all other acts and things necessary and advisable in the reasonable discretion of Secured Party to carry out and enforce this Agreement. Secured Party or its designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for acts constituting negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable while the Obligations shall remain unpaid, unperformed or unobserved.

(g) Application of Collateral. Company hereby agrees that Secured Party may at any time and from time to time during the continuance of an Event of Default, without notice to Company, set off, appropriate and apply any and all Collateral in or coming into the possession of Secured Party to the payment of any or all of the Obligations.

4. Defaults. The following events shall be “Events of Default”:

(a) Any payment under the Note or Manitex Stock Note shall not be paid when due, whether at maturity, by acceleration or otherwise or any failure by Debtor to pay, discharge or perform any other Obligation (in each case, after the expiration of all grace or cure periods);

(b) Company shall fail to observe or perform any covenant or agreement contained in this Security Agreement which noncompliance shall continue for 30 days after written notice of the occurrence thereof;

(c) Any representation, warranty, certification or statement made by Company in this Security Agreement shall prove to have been incorrect in any material respect when made; and

(d) Any “Event of Default” under the Note.

If one or more Events of Default shall have occurred and be continuing, then Company shall give immediate notice to Secured Party of the happening of such Event of Default, and in the case of every such Event of Default, the Secured Party, may, by notice to Company, declare all of the Obligations (together with accrued interest thereon) to be, and the Obligations shall thereupon become, immediately due and payable in their entirety without presentment, demand, protest or other notice or demand of any kind, all of which are hereby waived by Company.

5. Remedies. Upon the occurrence of any Event of Default and the continuation thereof, Secured Party may exercise any and all of its rights and remedies provided by the Uniform Commercial Code, as enacted by and in effect at such time, as well as any and all other rights and remedies possessed by Secured Party, whether pursuant to this Security Agreement, Note, Manitex Stock Note, Asset Purchase Agreement or otherwise, to the extent permitted by applicable law.

6. Miscellaneous.

(a) This Security Agreement: (i) together with the Note, the Manitex Stock Note and the Asset Purchase Agreement and the other documents referred to herein or therein, constitute the entire agreement of the parties with respect to the subject matter hereof; (ii) may not be modified or amended, except by a written agreement signed by the parties hereto; and (iii) shall be governed by, and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. Company hereby consents to the exclusive jurisdiction of the state or federal courts sitting in New York, New York, and irrevocably agrees that all actions or arising hereunder shall be litigated in such courts, and Company waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in the first paragraph hereof.

(b) This Security Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Security Agreement.

(c) In the event that any provision of this Security Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Security Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.

(d) No waiver of any breach or default or any right under this Security Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(e) Any and all payments, notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Security Agreement shall be made pursuant to the notice provisions of the Asset Purchase Agreement.

(f) This Security Agreement shall automatically terminate when all payments under both the Manitex Stock Note and the Note have been made in full and all other Obligations have been paid or discharged and/or terminated in accordance with the terms of this Security Agreement, the Manitex Stock Note, the Note or otherwise. Upon such termination, Secured Party, at the request of Company, will execute any termination statement with respect to any financing statement executed and filed pursuant to this Security Agreement.

(g) This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date and year first above written.

MANITEX LOAD KING, INC.

By:	/s/ David Langevin
Name: David Langevin
Title: President

GENIE INDUSTRIES, INC.

By:	/s/ Eric Cohen
Name: Eric Cohen
Title: Senior Vice President